Exhibit 99.2

BK TECHNOLOGIES

NYSE American: BKTI


POLICE

Third Quarter 2026 Earnings Results

Thursday, November 12th, 2026

Safe Harbor Statement

This presentation contains statements about future events and expectations which are "forward-looking statements" within the meaning of Sections 27A of the Securities Act of 1933, as amended, and 21E of the Exchange Act. These forward-looking statements concern the Company's operations, economic performance, and financial condition, including, but not limited to the Company's long-term strategic plan and guidance, and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors, many of which are outside of our control, that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our Solutions and Radio business lines and the products offered thereunder; successful introduction of new products and technologies, including our ability to successfully develop and sell our current and anticipated Solutions products, and our new multiband radio product and other related products in the BKR Series product line; competition in the land mobile radio ("LMR") industry; general economic and business conditions, including the impacts of inflation, fluctuating interest rates, tariffs and other trade barriers and restrictions, potential tariff refunds, labor and supply shortages and disruptions, federal, state, and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical conflicts and other events, acts of war or terrorism, global health crises and other catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, including a potential U.S. or global downturn or recession; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws, and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers, and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including the effects of changes in the U.S. Government and foreign governments' trade and tariff policies, such as fluctuating tariffs imposed by the U.S. and the imposition of increased tariffs and other trade barriers and retaliatory measures by foreign governments; our inventory and debt levels; our ability to comply with the terms, including financial covenants, of our outstanding debt, including fluctuating interest rates; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems or third-party information technology systems upon which we rely; widespread outages, interruptions or other failures of operational, communication or other systems; availability of adequate insurance coverage; environmental, social, and governance matters; maintenance of our NYSE American listing; risks related to being a holding company; our ability to maintain effective internal control over financial reporting; and the effect on our stock price and ability to raise capital through future sales of shares of our common stock or otherwise. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company's subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement except as required by law.

This presentation contains specifically identified non-GAAP financial measures, which supplement the results that are reported according to GAAP. These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

Third Quarter 2026 Highlights

- Revenue increased 3.6% to $25.3M, **delivering trailing-twelve-month (TTM) revenue growth of 10.8%**
- **Year-over-year gross margin expansion continues,** reaching 50.7% in 3Q26
- **Net income increases 9% to $3.7 million**
- **TTM Free Cash Flow After-Tax[1] reaches $18.9M,** increasing 25% year-over-year and **continuing to outpace revenue growth**
- **Continued debt-free balance sheet strength with $29.2M in cash & cash equivalents** as of September 30, 2026
- **Doubled the share repurchase authorization to $10 million[2]**
- **$3.0 million strategic investment in Tango Tango**


BK

[1] Free Cash Flow After-Tax is a non-GAAP measure that adjusts GAAP net income to cash flow from operations as a measure of the Company's ability to reduce debt, add to cash balances, pay dividends, and repurchase stock. A reconciliation of non-GAAP measures is available in the appendix of this presentation.
[2] $8.4 million remains available

BK

$3 Million Strategic Investment in Tango Tango

Expands BK's software exposure, strengthens our radio ecosystem, and provides attractive financial upside.

TangoTango

Strategic Rationale

- Accelerates BK's exposure to public-safety software and SaaS
- Opens a channel to 1,500+ agencies, ~1,000 in Tier III, through integration and cross-selling
- Broadens interoperability and strategic flexibility across platforms

Key Investment Terms

- $3.0M five-year convertible note
- 12.5% simple PIK annual interest
- 15% discount to an applicable equity financing; no valuation cap
- Board Observer right
- Downside and acquisition protections; information rights

Why It Matters

- Potential to drive incremental radio and software revenue
- Supports BK's evolution into a broader public-safety technology company
- Offers contractual return plus equity participation upside
- Commercial wins and integration milestones can measure success

Strategic + Financial: Attractive current yield, conversion upside, and commercial synergy potential.

Revenue Growth Driven by Growing Demand for BKR Series Radios


Quarterly Revenue
(in Millions)
24
22
20
18
16
14
12
10
$16.3
$17.9
$21.5
$18.2
$19.1
$21.3
$20.3
$21.2
$23.4
$20.2
$24.4
$25.3
4Q23
4Q24
4Q25
1Q24
1Q25
1Q26
2Q24
2Q25
2Q26
3Q24
3Q25
3Q26

- **Growing BKR Series footprint across agencies,** capitalizing on market shift from single-band to multiband
- **3,000 new BKR 5000 Orange shipped to USFS** with continued momentum from BKR 9000
- **BKR 9500 in-vehicle multiband radio FCC approval expected by year end**; Mass production by March 2027
- **Expanded footprint via opening of new El Paso DC;** Strategic proximity to customers and faster lead times


BKR 9500
BKR 5000 Orange

BK

Strong Financial Results

Income Statement	Three Months Ended		
(in thousands)	**9/30/26**	**9/30/25**	**YoY**
Sales	**$25,285**	$24,411	3.6%
Gross Margin	***50.7%***	*49.9%*	*72 bps*
SG&A	**$8,381**	$7,344	14.1%
Operating Income	**$4,428**	$4,845	(8.6%)
Operating Margin	***17.5%***	*19.8%*	*(234) bps*
Net Income	**$3,735**	$3,436	8.7%
EPS - diluted	**$0.93**	$0.87	$0.06
Adjusted Earnings[1]	**$4,692**	$4,896	(4.2%)
Adjusted EPS - diluted[1]	**$1.16**	$1.24	$(0.08)
Adjusted EBITDA[2]	**$5,174**	$5,252	(1.5%)

[1]Adjusted earnings and Adjusted EPS are non-GAAP measures that adjust GAAP net income and GAAP EPS to reflect adjustments for non-cash stock-based compensation expense, non-cash deferred tax provision expenses. A reconciliation of non-GAAP measures is available in the appendix of this presentation.
[2]Adjusted EBITDA is a non-GAAP measure that adjusts GAAP Net Income to adjust for interest income/expense, depreciation and amortization and reflect the removal of non-cash charges for changes in asset values that do not reflect the operating performance of the LMR and Solutions products. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Enhanced Profitability


Adjusted EBITDA[1]
(millions)
Annual
Nine-Months Ended
+1,2300bps
+800bps
+810bps
-40bps
0.2%
12.5%
20.5%
11.9%
20.0%
19.6%
$0.1
$9.6
$17.6
$7.0
$12.9
$13.7
2023
2024
2025
9.30.24
9.30.25
9.30.26
Adjusted EBITDA
Margin


Adjusted Earnings[2]
(millions)
Annual
Nine-Months Ended
$0.0
$8.1
$17.0
$5.7
$12.4
$12.3
2023
2024
2025
9.30.24
9.30.25
9.30.26

[1]Adjusted EBITDA is a non-GAAP measure that adjusts GAAP net income to adjust for interest income/expense, depreciation and amortization and reflect the removal of non-cash charges for changes in asset values that do not reflect the operating performance of the LMR and Solutions products. Adjusted EBITDA also reflects the removal of one-time charges related to the Company's transition of production operations to East West Manufacturing LLC. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

[2]Adjusted earnings is a non-GAAP measure that adjusts GAAP net income to reflect adjustments for non-cash stock-based compensation expense, non-cash deferred tax provision expense and non-recurring New Product Introduction inventory write-off expenses. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Consistent Cash Generation Powering Growth and Flexibility

- **Operational efficiency** drives $5.2M of Free Cash Flow After-Tax in 3Q26; TTM +25% to $18.9M, outpacing revenue growth
- **Strategic investments** in first responder products and solutions, capturing sustainable growth opportunities



Free Cash Flow After Tax[1]
(in Millions)
$1.3
$1.6
$5.0
$1.4
$2.7
$4.1
$2.4
$5.5
$4.6
$3.0
$5.4
$5.2
4Q23
4Q24
4Q25
1Q24
1Q25
1Q26
2Q24
2Q25
2Q26
3Q24
3Q25
3Q26

[1]Free Cash Flow After-Tax is a non-GAAP measure that adjusts GAAP net income to cash generated from operations as a measure of the Company's ability to reduce debt, add to cash balances, pay dividends, and repurchase stock.

Delivering Consistent Returns on Invested Capital

- **Disciplined capital management** delivering consistent returns on invested capital in excess of 30%
- **Proven cash engine** providing significant financial flexibility for reinvestment, M&A, or shareholder returns

Return on Invested Capital[1]



-39.0%
6.5%
33.1%
52.4%
45.1%
39.3%
39.5%
2022
2023
2024
2025
1Q26 TTM
2Q26 TTM
3Q26 TTM

[1] Return on Invested Capital (ROIC) is a non-GAAP measure calculated as the ratio of Net income after-tax adjusted for Interest income or expense, to Average invested capital. ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations.

Strengthened Balance Sheet

Growing cash position, improved working capital and no debt provide BK with the financial flexibility to execute its growth strategy and drive long-term value creation

Working Capital


$37.3M
$48.8M
Cash & Cash Equivalents of $22.8M
Cash & Cash Equivalents of $29.2M
12.31.25
9.30.26

Shareholders' Equity


$44.7M
$56.3M
12.31.25
9.30.26

BK

2026 Goals & Financial Targets

- **Revised full year targets:**
  - Revenue of $85 million
    - Reflects lower 4Q26 BKR 9000 shipments following Oct 8th incident
    - BKR 9000 output expected to normalize in 1Q27 with affected orders to ship as production recovers
  - Gross margin of 50%+
  - GAAP EPS of $2.40[1] and Non-GAAP EPS of $3.15[2]
    - Excludes potential contribution from business interruption insurance recoveries and tariff refunds; amount and timing not yet known
- **Capitalize on structural shifts shaping public safety communications market:**
  - Transition from single-band to multiband
  - Evolution from in-vehicle to on-person solutions
- **Scaling BKR Series platform,** launch of the BKR 9500 mobile radio, and deepening value-added software integration through BK ONE Solutions
- Continued diligent and strategic platform development, **fueling sustainable revenue, earnings, and free cash flow generation**



[1] Assumes an affected tax rate of approximately 23% - 26%.
[2] Adjusted earnings and Adjusted EPS are non-GAAP measures that adjust GAAP net income and GAAP EPS to reflect adjustments for non-cash stock-based compensation expense, non-cash deferred tax provision expense and non-recurring New Product Introduction inventory write-off expenses. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Q&A


POLICE
BK

Appendix



Use of Non-GAAP Measures

BK Technologies prepares its consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses non-GAAP financial measures. Management believes the non-GAAP financial measures discussed in this presentation are important to the reader of the Consolidated Financial Statements. The Company has provided the non-GAAP financial information presented in the presentation, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the presentation that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with the GAAP financial measures presented in the presentation. The non-GAAP financial measures in the presentation may differ from similar measures used by other companies.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (Adjusted EBITDA). Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures under the SEC's rules because they exclude certain amounts included in net income provided in the statement of operations attributable to the Company calculated in accordance with GAAP, the most directly comparable financial measure calculated in accordance with GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA margin can help the investors better understand operational factors associated with the Company's financial performance because it excludes the following from consideration: interest, taxes, depreciation and amortization, and infrequent or unusual losses or gains (i.e., non-recurring and incremental restructuring charges that are not expected to be routinely incurred year over year because of the Company's strategy and operating experience). Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue. See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted earnings per share (Adjusted EPS). Adjusted EPS is considered a non-GAAP financial measure under the SEC's rules because it excludes certain amounts included in the basic and diluted earnings per share attributable to the Company calculated in accordance with GAAP EPS, the most directly comparable financial measure calculated in accordance with GAAP. Adjusted EPS is a non-GAAP financial measure that adjusts GAAP EPS for expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the Company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. The Company has non-cash charges for stock-based compensation that do not reflect the operating performance of the LMR and Solutions businesses. The Company also recorded a one-time, non-cash income tax provision expense for NOL carryforwards during the second, third and fourth quarters of 2025. Management believes that these one-time charges do not reflect the operational profitability of the business for the second, third and fourth quarters of 2025 compared to prior periods. See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EPS. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

Free Cash Flow After-tax (FCFAT). Free Cash flow After-tax is considered a non-GAAP financial measure under the SEC's rules. FCFAT is used in addition to and in conjunction with results presented in accordance with GAAP, and FCFAT should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure. FCFAT, which we reconcile to "net income," adjusted for interest income or expense, depreciation and amortization and income taxes, as further adjusted for non-cash stock-based compensation expense and non-cash deferred income tax provision or expense, is a measure of cash flow from operations. Management also views FCFAT, as a measure of the Company's ability to reduce debt, add to cash balances, pay dividends, and repurchase stock. FCFAT has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, FCFAT does not incorporate payments made on finance lease obligations or required debt service payments. In addition, different companies define FCFAT differently. Therefore, we believe it is important to view FCFAT as a complement to our entire consolidated statements of consolidated operations and cash flows. FCFAT Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

Return on Invested Capital (ROIC). Return on Invested Capital is considered a non-GAAP financial measure under the SEC's rules. The financial measure calculated under GAAP which is most directly comparable to ROIC is considered to be the ratio of Net income to Average invested capital. We calculate ROIC by dividing non-GAAP net operating profit after tax ("NOPAT") by average invested capital, a GAAP measure. NOPAT is defined as tax-effected income from operations adjusted for interest income or expense. Average invested capital is defined as net debt plus shareholders' equity and cash using a trailing 12-month average. We believe that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations. We use ROIC as one measure to monitor and evaluate operating performance. This method of determining non-GAAP ROIC may differ from other companies' methods and therefore may not be comparable to those used by other companies. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

Reconciliation of Non-GAAP Metrics

(In thousands except per share data)	Three Months Ended		Nine Months Ended	
Non-GAAP Adjusted EBITDA	9/30/25	9/30/26	9/30/25	9/30/26
Net Income	$3,436	$3,735	$9,309	$9,665
Adjustments to reconcile net income to EBITDA				
Interest expense (income), net	(94)	(244)	(136)	(617)
Income tax provision (benefit) expense	1,452	925	2,397	2,442
Depreciation and amortization	458	758	1,325	2,221
EBITDA	**$5,252**	**$5,174**	**$12,895**	**$13,711**
New production introduction inventory write-off	-	-	-	
Adjusted EBITDA	**$5,252**	**$5,174**	**$12,895**	**$13,711**
Adjusted EBITDA Margin	*21.5%*	*20.5%*	*20.0%*	*19.6%*
Adjustments to reconcile net income to Adjusted EPS (non-GAAP)				
Net Income	$3,436	$3,735	$9,309	$9,665
Non-cash stock-based compensation expense	637	523	1,455	1,454
Non-cash income tax provision expense (benefit)	823	434	1,587	1,152
New production introduction inventory write-off	-	-	-	-
Adjusted Earnings (Non-GAAP)	**4,896**	**$4,692**	**$12,351**	**$12,771**
Adjusted earnings per share - basic	$1.32	$1.24	$3.39	$3.26
Adjusted earnings per share - diluted	$1.24	$1.16	$3.16	$3.04
Weighted average common shares outstanding, basic	3,709	3,770	3,643	3,769
Weighted average common shares outstanding, diluted	3,951	4,034	3,913	4,037

Reconciliation of Non-GAAP Metrics, Cont.

(In thousands except per share data)

	Three Months Ended										
Non-GAAP Adjusted EBITDA	3/31/24	6/30/24	9/30/24	12/31/24	3/31/25	6/30/25	9/30/25	12/31/25	3/31/26	6/30/26	9/30/26
Net Income	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436	$4,227	$2,762	$3,168	$3,735
Adjustments to reconcile net income to EBITDA											
Interest expense (income), net	174	106	1	(15)	(3)	(39)	(94)	(129)	(169)	(205)	(244)
Income tax provision (benefit) expense	21	220	247	(1,472)	670	275	1,452	184	682	835	925
Depreciation and amortization	407	414	429	442	427	440	458	453	716	747	758
EBITDA	**$ 1,283**	**$ 2,404**	**$ 3,034**	**$ 2,612**	**$ 3,226**	**$ 4,417**	**$ 5,252**	**$ 4,735**	**$ 3,991**	**$ 4,545**	**$ 5,174**
New production introduction inventory write-off	-	-	-	-	-	-	-	-	-	-	-
Adjusted EBITDA	**$1,410**	**$2,489**	**$3,109**	**$2,662**	**$3,226**	**$4,417**	**$5,252**	**$4,735**	**$3,991**	**$4,545**	**$5,174**
Adjusted EBITDA Margin	*7.7%*	*12.3%*	*15.4%*	*14.8%*	*16.9%*	*20.9%*	*21.5%*	*22.0%*	*18.7%*	*19.4%*	*20.5%*
Adjustments to reconcile net income to Adjusted EPS (non-GAAP)											
Net Income	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436	$4,227	$2,762	$3,168	$3,735
Non-cash stock-based compensation expense	175	227	224	156	393	425	637	471	419	512	523
Non-cash income tax provision expense (benefit)	-	-	-	(1,472)	(125)	889	823	(29)	343	375	434
Adjusted Earnings (Non-GAAP)	**$1,074**	**$1,976**	**$2,656**	**$2,391**	**$2,400**	**$5,055**	**$4,896**	**$4,669**	**$3,524**	**$4,055**	**$4,692**
Adjusted earnings per share - basic	$0.30	$0.56	$0.75	$0.67	$0.67	$1.39	$1.32	$1.24	$0.94	$1.08	$1.24
Adjusted earnings per share - diluted	$0.30	$0.55	$0.71	$0.61	$0.62	$1.30	$1.24	$1.17	$0.88	$1.01	$1.16
Weighted average common shares outstanding, basic	3,539	3,530	3,540	3,566	3,573	3,647	3,709	3,759	3,741	3,751	3,770
Weighted average common shares outstanding, diluted	3,554	3,564	3,751	3,939	3,893	3,893	3,951	4,007	4,009	4,023	4,034

Reconciliation of Non-GAAP Metrics, Cont.

(In thousands except per share data)	Three Months Ended											
Free Cash Flow After Tax	12/31/23	3/31/24	6/30/24	9/30/24	12/31/24	3/31/25	6/30/25	9/30/25	12/31/25	3/31/26	6/30/26	9/30/26
Net Income	$290	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436	$4,227	$2,762	$3,168	$3,735
Adjustments to reconcile net income to EBITDA												
Interest (income) expense, net	146	174	106	1	(15)	(3)	(39)	(94)	(129)	(169)	(205)	(244)
Income tax provision (benefit)	54	21	220	247	(1,472)	670	275	1,452	184	682	836	925
Depreciation and amortization	358	407	414	429	442	427	440	458	453	716	747	758
EBITDA	$848	$1,283	$2,404	$3,034	$2,612	$3,226	$4,417	$5,252	$4,735	$3,991	$4,545	$5,174
Adjustments to reconcile EBITDA to Free Cash Flow After Tax												
Non-cash stock-based compensation expense	$407	$175	$227	$224	$156	$393	$425	$637	$471	$419	$512	$523
Non-cash deferred income tax provision expense (benefit)	54	-	-	-	(2,672)	(234)	889	823	(29)	343	375	434
Pre-Tax Free Cash Flow	**$1,309**	**$1,458**	**$2,631**	**$3,258**	**$96**	**$3,385**	**$5,731**	**$6,712**	**$5,177**	**$4,753**	**$5,432**	**$6,131**
Tax	(54)	(21)	(220)	(247)	1,472	(670)	(275)	(1,452)	(184)	(682)	(836)	(925)
Free Cash Flow After Tax	**$1,255**	**$1,437**	**$2,411**	**$3,011**	**$1,568**	**$2,715**	**$5,456**	**$5,260**	**$4,993**	**$4,071**	**$4,597**	**$5,206**

BK

Reconciliation of Non-GAAP Metrics, Cont.

ROIC	3/31/24	6/30/24	9/30/24	12/31/24	3/31/25	6/30/25	9/30/25	12/31/25	3/31/26	6/30/26	9/30/26
Net Working Capital	$18,347	$20,298	$22,741	$22,967	$24,560	$28,913	$33,843	$37,333	$41,393	$46,091	$48,766
Net PP&E	5,174	4,963	4,988	4,911	4,752	4,563	4,464	4,170	4,250	4,082	4,140
Other	397	388	387	410	411	434	431	471	520	582	590
Invested Capital	$23,918	$25,649	$28,116	$28,288	$29,723	$33,910	$38,738	$41,974	$46,163	$50,755	$53,496
Average Invested Capital	**$23,245**	**$24,784**	**$26,883**	**$28,202**	**$29,006**	**$31,817**	**$36,324**	**$40,356**	**$44,069**	**$48,459**	**$47,735**
Net Income	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436	$4,227	$2,762	$3,168	$3,735
Adjustments to reconcile net income to EBITDA											
Interest (income) expense, net	174	106	1	(15)	(3)	(39)	(94)	(129)	(169)	(205)	(244)
Income tax adjustment	21	220	247	(1,472)	670	275	1,452	184	682	835	925
EBIT	**$876**	**$1,990**	**$2,605**	**$2,170**	**$2,799**	**$3,977**	**$4,794**	**$4,282**	**$3,275**	**$3,798**	**$4,416**
Depreciation & Amortizaion	407	414	429	442	427	440	458	453	716	747	758
EBITDA	**$1,283**	**$2,404**	**$3,034**	**$2,612**	**$3,226**	**$4,417**	**$5,252**	**$4,735**	**$3,991**	**$4,545**	**$5,174**
Non-cash stock-based compensation expense	175	227	224	156	393	425	637	471	419	512	523
Non-cash deferred income tax provision expense (benefit)	-	-	-	(2,672)	(234)	889	823	(29)	343	375	434
Pre-tax Free Cash Flow	**$1,458**	**$2,631**	**$3,258**	**$96**	**$3,385**	**$5,731**	**$6,712**	**$5,177**	**$4,753**	**$5,432**	**$6,131**
Income tax provision	(21)	(220)	(247)	1,472	(670)	(275)	(1,452)	(184)	(682)	(835)	(925)
Free Cash Flow After Tax	**$1,437**	**$2,411**	**$3,011**	**$1,568**	**$2,715**	**$5,456**	**$5,260**	**$4,993**	**$4,071**	**$4,597**	**$5,206**
ROIC	**6.2%**	**9.7%**	**11.2%**	**5.6%**	**9.4%**	**17.1%**	**14.5%**	**12.4%**	**9.2%**	**9.5%**	**10.9%**

Reconciliation of Non-GAAP Metrics

(In thousands)	Twelve Months Ended				
ROIC	**12/31/2021**	**12/31/2022**	**12/31/2023**	**12/31/2024**	**12/31/2025**
Net Working Capital	$ 25,234	$ 13,247	$ 16,784	$ 22,967	$ 37,333
Net PP&E	4,556	4,884	5,366	4,911	4,170
Other	98	143	422	410	471
Invested Capital	$ 29,888	$ 18,274	$ 22,572	$ 28,288	$ 41,974
Avg Invested Capital		24,081	20,423	25,430	35,131
Net Income		(11,633)	(2,230)	8,359	13,536
Adjustments to reconcile net income to EBITDA					
Interest (income) expense, net		144	575	266	(265)
Income tax provision		-	54	(984)	2,581
EBIT		(11,489)	(1,601)	7,641	15,852
Depreciation & Amortization		1,423	1,635	1,692	1,778
EBITDA		(10,066)	34	9,333	17,630
Non-cash stock-based compensation expense		675	1,343	782	1,926
Non-cash income tax provision expense (benefit)		-	-	(2,672)	1,558
Pre-tax free Cash Flow		(9,391)	1,377	7,443	21,114
Income tax provision		-	(54)	984	(2,581)
NOPAT		(9,391)	1,323	8,427	18,533
ROIC		-39.0%	6.5%	33.1%	52.8%

Reconciliation of Non-GAAP Metrics

(In thousands)	Twelve Months Ended			
Non-GAAP Adjusted EBITDA	12/31/22	12/31/23	12/31/24	12/31/25
Net Income	($11,633)	($2,230)	$8,359	$13,536
Adjustments to reconcile net income to EBITDA				
Interest expense (income), net	144	575	266	(265)
Income tax provision (benefit) expense	-	54	(984)	2,581
Depreciation and amortization	1,423	1,635	1,692	1,778
EBITDA	**($10,066)**	**$ 34**	**$ 9,333**	**$ 17,630**
Severance	114	96	337	-
New production introduction inventory write-off	900	-	-	-
Adjusted EBITDA	**($9,052)**	**$ 130**	**$ 9,670**	**$17,630**
Adjusted EBITDA Margin	*NM*	*0.2%*	*12.5%*	*20.5%*

Reconciliation of Non-GAAP Metrics

(In thousands)	Twelve Months Ended			
Adjustments to reconcile net income to Adjusted EPS (non-GAAP)	12/31/2022	12/31/2023	12/31/2024	12/31/2025
Net Income	($11,633)	($2,230)	$8,359	$13,536
Net realized and unrealized loss on investments	313	740	91	-
Non-cash stock-based compensation expense	675	1,343	780	1,926
Severence	114	96	277	-
New production introduction inventory write-off	900	-	-	-
Non-cash income tax provision expense (benefit)		54	(2,672)	1,558
Adjusted Earnings (Non-GAAP)	**($9,631)**	**$3**	**$6,835**	**$17,020**
Adjusted earnings per share - basic	($2.85)	$0.00	$1.92	$4.63
Adjusted earnings per share - diluted	($2.85)	$0.00	$1.84	$4.32
Weighted average common shares outstanding, basic	3,382	3,427	3,553	3,672
Weighted average common shares outstanding, diluted	3,382	3,427	3,712	3,937

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